Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(In millions, except per share data)	2005	2004
ASSETS
Cash and due from banks	$15,072	11,714
Interest-bearing bank balances	2,638	4,441
Federal funds sold and securities purchased under resale agreements (carrying amount of collateral held $10,639 at December 31, 2005, $1,290 repledged)	19,915	22,436

Total cash and cash equivalents	37,625	38,591

Trading account assets	42,704	45,932
Securities	114,889	110,597
Loans, net of unearned income	259,015	223,840
Allowance for loan losses	(2,724)	(2,757)

Loans, net	256,291	221,083

Loans held for sale	6,405	12,988
Premises and equipment	4,910	5,268
Due from customers on acceptances	824	718
Goodwill	21,807	21,526
Other intangible assets	1,208	1,581
Other assets	34,092	35,040

Total assets	$520,755	493,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	67,487	64,197
Interest-bearing deposits	257,407	230,856

Total deposits	324,894	295,053
Short-term borrowings	61,953	63,406
Bank acceptances outstanding	892	755
Trading account liabilities	17,598	21,709
Other liabilities	15,986	15,507
Long-term debt	48,971	46,759

Total liabilities	470,294	443,189

Minority interest in net assets of consolidated subsidiaries	2,900	2,818

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2005	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.557 billion shares at December 31, 2005	5,189	5,294
Paid-in capital	31,172	31,120
Retained earnings	11,973	10,178
Accumulated other comprehensive income, net	(773)	725

Total stockholders’ equity	47,561	47,317

Total liabilities and stockholders’ equity	$520,755	493,324

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2005	2004	2005	2004
INTEREST INCOME
Interest and fees on loans	$3,846	2,814	13,970	9,858
Interest and dividends on securities	1,486	1,232	5,783	4,639
Trading account interest	462	388	1,581	1,147
Other interest income	696	535	2,355	1,644

Total interest income	6,490	4,969	23,689	17,288

INTEREST EXPENSE
Interest on deposits	1,618	860	5,297	2,853
Interest on short-term borrowings	764	492	2,777	1,503
Interest on long-term debt	585	320	1,934	971

Total interest expense	2,967	1,672	10,008	5,327

Net interest income	3,523	3,297	13,681	11,961
Provision for credit losses	81	109	249	257

Net interest income after provision for credit losses	3,442	3,188	13,432	11,704

FEE AND OTHER INCOME
Service charges	555	519	2,151	1,978
Other banking fees	400	343	1,491	1,226
Commissions	594	620	2,411	2,601
Fiduciary and asset management fees	769	700	2,943	2,772
Advisory, underwriting and other investment banking fees	325	271	1,109	911
Trading account profits (losses)	(33)	(16)	245	35
Principal investing	135	7	401	261
Securities gains (losses)	(74)	23	89	(10)
Other income	318	337	1,379	1,005

Total fee and other income	2,989	2,804	12,219	10,779

NONINTEREST EXPENSE
Salaries and employee benefits	2,470	2,239	9,671	8,703
Occupancy	283	260	1,064	947
Equipment	277	272	1,087	1,052
Advertising	51	51	193	193
Communications and supplies	155	163	633	620
Professional and consulting fees	213	179	662	548
Other intangible amortization	93	113	416	431
Merger-related and restructuring expenses	58	116	292	444
Sundry expense	583	441	1,829	1,728

Total noninterest expense	4,183	3,834	15,847	14,666

Minority interest in income of consolidated subsidiaries	103	54	342	184

Income from continuing operations before income taxes	2,145	2,104	9,462	7,633
Income taxes	652	656	3,033	2,419

Income from continuing operations	1,493	1,448	6,429	5,214
Discontinued operations, net of income taxes	214	—	214	—

Net income	1,707	1,448	6,643	5,214
Dividends on preferred stock	—	—	—	—

Net income available to common stockholders	$1,707	1,448	6,643	5,214

PER COMMON SHARE DATA
Basic
Income from continuing operations	$0.97	0.97	4.13	3.87
Net income	1.11	0.97	4.27	3.87
Diluted
Income from continuing operations	0.95	0.95	4.05	3.81
Net income	1.09	0.95	4.19	3.81
Cash dividends	$0.51	0.46	1.94	1.66
AVERAGE COMMON SHARES
Basic	1,541	1,487	1,556	1,346
Diluted	1,570	1,518	1,585	1,370